Snowflake Reports Financial Results for the Third Quarter of Fiscal 2023

•Product revenue of $522.8 million in the third quarter, representing 67% year-over-year growth
•Remaining performance obligations of $3.0 billion, representing 66% year-over-year growth
•7,292 total customers
•Net revenue retention rate of 165%
•287 customers with trailing 12-month product revenue greater than $1 million

No-Headquarters/BOZEMAN, Mont. - November 30, 2022 - Snowflake (NYSE: SNOW), the Data Cloud company, today announced financial results for its third quarter of fiscal 2023, ended October 31, 2022.

Revenue for the quarter was $557.0 million, representing 67% year-over-year growth. Product revenue for the quarter was $522.8 million, representing 67% year-over-year growth. Remaining performance obligations were $3.0 billion, representing 66% year-over-year growth. Net revenue retention rate was 165% as of October 31, 2022. The company now has 7,292 total customers and 287 customers with trailing 12-month product revenue greater than $1 million. See the section titled “Key Business Metrics” for definitions of product revenue, remaining performance obligations, net revenue retention rate, total customers, and customers with trailing 12-month product revenue greater than $1 million.

“During Q3, product revenue grew 67% year-over-year to $523 million. Our non-GAAP product gross margin came in at 75%, and we continue to drive strong growth at scale, coupled with strength in unit economics, operating profit, and free cash flow,” said Frank Slootman, Chairman and CEO, Snowflake. “Snowflake’s Data Cloud maximizes the power and promise of data science and artificial intelligence, a high priority in the modern enterprise.”

Third Quarter Fiscal 2023 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the third quarter of fiscal 2023:

	Third Quarter Fiscal 2023 GAAP Results		Third Quarter Fiscal 2023 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$522.8	67%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$376.8	72%	$393.9	75%
Operating income (loss)	($206.0)	(37%)	$43.4	8%
Net cash provided by operating activities	$79.3
Free cash flow			$65.0	12%
Adjusted free cash flow			$65.0	12%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the fourth quarter of fiscal 2023:

	Fourth Quarter Fiscal 2023 GAAP Guidance		Fourth Quarter Fiscal 2023 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$535 - $540	49 - 50%

				Margin
Operating income				1%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted(2)			360

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) We may have a non-GAAP net income attributable to Snowflake Inc. for the fourth quarter of fiscal 2023. As a result, we are presenting the weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted in the non-GAAP column of the table above, giving effect to all potentially dilutive securities (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These potentially dilutive securities would be excluded from the weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders - diluted if we have a non-GAAP net loss attributable to Snowflake Inc.

The following table summarizes our guidance for the full-year fiscal 2023:

	Full-Year Fiscal 2023 GAAP Guidance		Full-Year Fiscal 2023 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$1,919 - $1,924	68 - 69%

				Margin
Product gross profit				75%
Operating income				3%
Adjusted free cash flow				21%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted(2)			359

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) We may have a non-GAAP net income attributable to Snowflake Inc. for full-year fiscal 2023. As a result, we are presenting the weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted in the non-GAAP column of the table above, giving effect to all potentially dilutive securities (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These potentially dilutive securities would be excluded from the weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders - diluted if we have a non-GAAP net loss attributable to Snowflake Inc.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Conference Call Details

We will host a conference call today, beginning at 3 p.m. Mountain Time on November 30, 2022. Investors and participants may attend the call by dialing (844) 200-6205 (Access code: 255864), or if outside the United States, by dialing +1 (929) 526-1599 (Access code: 255864).

The call will also be webcast live on the Snowflake Investor Relations website.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Product gross profit, Operating income (loss), Net income (loss), Net income (loss) attributable to Snowflake Inc., and Net income (loss) per share attributable to Snowflake Inc. common stockholders - basic and diluted. Our non-GAAP product gross profit, operating income (loss), net income (loss), and net income (loss) attributable to Snowflake Inc. measures exclude the effect of (i) stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, (ii) amortization of acquired intangibles, (iii) expenses associated with acquisitions and strategic investments, (iv) adjustments attributable to noncontrolling interest, and (v) the related income tax effect of these adjustments as well as the non-recurring income tax expense or benefit associated with acquisitions. Our non-GAAP net income (loss) per share attributable to Snowflake Inc. common stockholders - basic is calculated by dividing non-GAAP net income (loss) attributable to Snowflake Inc. by the weighted-average number of diluted shares of common stock outstanding during the period. Our non-GAAP net income (loss) per share attributable to Snowflake Inc. common stockholders - diluted is calculated by dividing net non-GAAP net income (loss) attributable to Snowflake Inc. by the weighted-average number of diluted shares outstanding, giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). Amounts attributable to noncontrolling interest were not material for all periods presented. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. Free cash flow margin is calculated as free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

•Adjusted free cash flow. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on employer and employee payroll tax-related items on employee stock transactions. Employee payroll tax-related items on employee stock transactions are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

We monitor our key business metrics, including (i) free cash flow starting with the fiscal quarter ended January 31, 2022, and (ii) the other metrics set forth below to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for the definition of free cash flow. The calculation of our key business metrics may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources, which are consumed by customers on our platform as a single, integrated offering. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including (i) deferred revenue and (ii) non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. Portions of RPO that are not yet invoiced and are denominated in foreign currencies are revalued into U.S. dollars each period based on the applicable period-end exchange rates. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing of renewals, the timing of purchases of additional capacity, average contract terms, seasonality, changes in foreign currency exchange rates, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

•Total Customers. We count the total number of customers at the end of each period. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. For purposes of determining our customer count, we do not include customers that consume our platform only under on-demand arrangements. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our total customer count for historical periods reflecting these adjustments.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. Starting with the fiscal quarter ended October 31, 2021, the cohorts used to calculate net revenue retention rate include end-customers under a reseller arrangement. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our net revenue retention rate for historical periods reflecting these adjustments. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our customer count for historical periods reflecting these adjustments.

Use of Forward‑Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, general market and business conditions, downturns, or uncertainty, including fluctuations or volatility in capital markets or foreign currency exchange rates, the effects of the recent and developing armed conflict in Ukraine on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Data Cloud, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the fiscal quarter ended July 31, 2022 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the fiscal quarter ended October 31, 2022.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake enables every organization to mobilize their data with Snowflake’s Data Cloud. Customers use the Data Cloud to unite siloed data, discover and securely share data, and execute diverse analytic workloads. Wherever data or users live, Snowflake delivers a single data experience that spans multiple clouds and geographies. Thousands of customers across many industries, including 543 of the 2022 Forbes Global 2000 (G2K) as of October 31, 2022, use Snowflake Data Cloud to power their businesses. Learn more at snowflake.com.

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

Revenue	$557,028	$334,441	$1,476,647	$835,553
Cost of revenue	190,721	120,786	511,883	324,253
Gross profit	366,307	213,655	964,764	511,300
Operating expenses:
Sales and marketing	284,477	190,971	803,034	540,678
Research and development	211,387	115,900	545,933	343,783
General and administrative	76,462	64,055	218,314	189,846
Total operating expenses	572,326	370,926	1,567,281	1,074,307
Operating loss	(206,019)	(157,271)	(602,517)	(563,007)
Interest income	21,857	1,985	38,308	6,787
Other income (expense), net	(13,271)	1,609	(44,672)	9,867
Loss before income taxes	(197,433)	(153,677)	(608,881)	(546,353)
Provision for (benefit from) income taxes	4,009	1,179	(18,839)	1,442
Net loss	(201,442)	(154,856)	(590,042)	(547,795)
Less: net loss attributable to noncontrolling interest	(506)	—	(506)	—
Net loss attributable to Snowflake Inc.	$(200,936)	$(154,856)	$(589,536)	$(547,795)
Net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	$(0.63)	$(0.51)	$(1.86)	$(1.84)
Weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	320,135	303,007	317,653	297,436

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$819,003	$1,085,729
Short-term investments	3,123,879	2,766,364
Accounts receivable, net	394,063	545,629
Deferred commissions, current	61,738	51,398
Prepaid expenses and other current assets	160,221	149,523
Total current assets	4,558,904	4,598,643
Long-term investments	943,081	1,256,207
Property and equipment, net	145,974	105,079
Operating lease right-of-use assets	234,678	190,356
Goodwill	649,092	8,449
Intangible assets, net	196,165	37,141
Deferred commissions, non-current	133,939	124,517
Other assets	293,855	329,306
Total assets	$7,155,688	$6,649,698
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,757	$13,441
Accrued expenses and other current liabilities	225,321	200,664
Operating lease liabilities, current	29,263	25,101
Deferred revenue, current	1,199,701	1,157,887
Total current liabilities	1,479,042	1,397,093
Operating lease liabilities, non-current	225,013	181,196
Deferred revenue, non-current	7,333	11,180
Other liabilities	21,029	11,184
Snowflake Inc. stockholders’ equity	5,410,777	5,049,045
Noncontrolling interest	12,494	—
Total liabilities and stockholders’ equity	$7,155,688	$6,649,698

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(201,442)	$(154,856)	$(590,042)	$(547,795)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,696	5,518	43,809	15,586
Non-cash operating lease costs	12,340	8,855	33,579	25,895
Amortization of deferred commissions	14,554	9,667	41,525	26,824
Stock-based compensation, net of amounts capitalized	229,163	144,387	610,837	459,392
Net amortization (accretion) of premiums (discounts) on investments	(545)	11,587	12,331	36,938
Net unrealized losses (gains) on strategic investments in equity securities	13,064	(455)	45,096	(8,515)
Deferred income tax	1,387	—	(25,277)	—
Other	(1,396)	(247)	678	2,535
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(88,846)	(16,754)	150,723	39,142
Deferred commissions	(23,721)	(18,961)	(63,627)	(52,892)
Prepaid expenses and other assets	41,346	(42,710)	13,169	(112,798)
Accounts payable	4,079	869	10,304	4,591
Accrued expenses and other liabilities	17,272	19,386	27,727	43,106
Operating lease liabilities	(10,990)	(8,766)	(29,176)	(24,758)
Deferred revenue	55,316	58,018	46,667	124,030
Net cash provided by operating activities	79,277	15,538	328,323	31,281
Cash flows from investing activities:
Purchases of property and equipment	(8,505)	(2,282)	(19,766)	(12,209)
Capitalized internal-use software development costs	(5,779)	(3,788)	(17,319)	(8,612)
Cash paid for business combinations, net of cash and cash equivalents acquired	(174,630)	—	(352,555)	—
Purchases of intangible assets	—	—	(700)	(11,182)
Purchases of investments	(870,910)	(1,053,763)	(2,796,167)	(3,042,396)
Sales of investments	14,881	14,691	58,813	407,003
Maturities and redemptions of investments	898,081	1,216,206	2,594,593	2,610,429
Net cash provided by (used in) investing activities	(146,862)	171,064	(533,101)	(56,967)
Cash flows from financing activities:
Proceeds from exercise of stock options	7,299	24,579	31,095	90,444
Proceeds from issuance of common stock under employee stock purchase plan	14,837	25,829	40,931	52,227
Taxes paid related to net share settlement of equity awards	(51,657)	—	(135,766)	—
Payment of deferred purchase consideration for a business combination	(1,800)	—	(1,800)	—
Capital contributions from noncontrolling interest holders	13,000	—	13,000	—
Net cash provided by (used in) financing activities	(18,321)	50,408	(52,540)	142,671
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,002)	(194)	(9,390)	21
Net increase (decrease) in cash, cash equivalents, and restricted cash	(87,908)	236,816	(266,708)	117,006
Cash, cash equivalents, and restricted cash—beginning of period	923,734	715,383	1,102,534	835,193
Cash, cash equivalents, and restricted cash—end of period	$835,826	$952,199	$835,826	$952,199

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended October 31,				Nine Months Ended October 31,
	2022		2021		2022		2021
	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue
Revenue:
Product revenue	$522,752	94%	$312,458	93%	$1,383,454	94%	$780,911	93%
Professional service and other revenue	34,276	6%	21,983	7%	93,193	6%	54,642	7%
Revenue	$557,028	100%	$334,441	100%	$1,476,647	100%	$835,553	100%
Year-over-year growth	67%		110%		77%		108%

Cost of revenue:
GAAP cost of product revenue	$145,929	26%	$92,292	28%	$388,946	27%	$245,420	29%
Less: stock-based compensation-related charges	(15,784)		(12,419)		(44,047)		(37,813)
Less: amortization of acquired intangibles	(1,299)		(567)		(2,432)		(1,700)
Non-GAAP cost of product revenue	$128,846	23%	$79,306	24%	$342,467	23%	$205,907	25%

GAAP cost of professional service and other revenue	$44,792	8%	$28,494	8%	$122,937	8%	$78,833	10%
Less: stock-based compensation-related charges	(13,753)		(9,908)		(38,074)		(31,941)
Non-GAAP cost of professional service and other revenue	$31,039	6%	$18,586	5%	$84,863	6%	$46,892	5%

GAAP cost of revenue	$190,721	34%	$120,786	36%	$511,883	35%	$324,253	39%
Less: stock-based compensation-related charges	(29,537)		(22,327)		(82,121)		(69,754)
Less: amortization of acquired intangibles	(1,299)		(567)		(2,432)		(1,700)
Non-GAAP cost of revenue	$159,885	29%	$97,892	29%	$427,330	29%	$252,799	30%

Gross profit (loss):
GAAP product gross profit	$376,823	72%	$220,166	70%	$994,508	72%	$535,491	69%
Add: stock-based compensation-related charges	15,784		12,419		44,047		37,813
Add: amortization of acquired intangibles	1,299		567		2,432		1,700
Non-GAAP product gross profit	$393,906	75%	$233,152	75%	$1,040,987	75%	$575,004	74%

GAAP professional services and other revenue gross loss	$(10,516)	(31%)	$(6,511)	(30%)	$(29,744)	(32%)	$(24,191)	(44%)
Add: stock-based compensation-related charges	13,753		9,908		38,074		31,941
Non-GAAP professional services and other revenue gross profit	$3,237	9%	$3,397	15%	$8,330	9%	$7,750	14%

GAAP gross profit	$366,307	66%	$213,655	64%	$964,764	65%	$511,300	61%
Add: stock-based compensation-related charges	29,537		22,327		82,121		69,754
Add: amortization of acquired intangibles	1,299		567		2,432		1,700
Non-GAAP gross profit	$397,143	71%	$236,549	71%	$1,049,317	71%	$582,754	70%

Gross margin:
GAAP product gross margin	72%		70%		72%		69%
Add: stock-based compensation-related charges as a % of product revenue	3%		5%		3%		5%
Add: amortization of acquired intangibles as a % of product revenue	—%		—%		—%		—%
Non-GAAP product gross margin	75%		75%		75%		74%

GAAP professional services and other revenue gross margin	(31%)		(30%)		(32%)		(44%)
Add: stock-based compensation-related charges as a % of professional service and other revenue	40%		45%		41%		58%
Non-GAAP professional services and other revenue gross margin	9%		15%		9%		14%

GAAP gross margin	66%		64%		65%		61%
Add: stock-based compensation-related charges as a % of revenue	5%		7%		6%		9%
Add: amortization of acquired intangibles as a % of revenue	—%		—%		—%		—%
Non-GAAP gross margin	71%		71%		71%		70%

Operating expenses:
GAAP sales and marketing expense	$284,477	51%	$190,971	57%	$803,034	54%	$540,678	65%
Less: stock-based compensation-related charges	(67,415)		(54,098)		(187,212)		(165,969)
Less: amortization of acquired intangibles	(7,553)		—		(17,654)		—
Non-GAAP sales and marketing expense	$209,509	37%	$136,873	40%	$598,168	41%	$374,709	45%

GAAP research and development expense	$211,387	38%	$115,900	35%	$545,933	37%	$343,783	40%
Less: stock-based compensation-related charges	(111,431)		(59,693)		(285,054)		(186,346)
Less: amortization of acquired intangibles	(1,785)		(944)		(5,310)		(2,741)
Non-GAAP research and development expense	$98,171	18%	$55,263	17%	$255,569	17%	$154,696	19%

GAAP general and administrative expense	$76,462	14%	$64,055	19%	$218,314	15%	$189,846	23%
Less: stock-based compensation-related charges	(26,808)		(27,668)		(78,327)		(85,624)
Less: amortization of acquired intangibles	(451)		(411)		(1,280)		(1,209)
Less: expenses associated with acquisitions and strategic investments	(3,112)		(35)		(5,635)		(431)
Non-GAAP general and administrative expense	$46,091	8%	$35,941	11%	$133,072	9%	$102,582	12%

GAAP total operating expense	$572,326	103%	$370,926	111%	$1,567,281	106%	$1,074,307	128%
Less: stock-based compensation-related charges	(205,654)		(141,459)		(550,593)		(437,939)
Less: amortization of acquired intangibles	(9,789)		(1,355)		(24,244)		(3,950)
Less: expenses associated with acquisitions and strategic investments	(3,112)		(35)		(5,635)		(431)
Non-GAAP total operating expense	$353,771	63%	$228,077	68%	$986,809	67%	$631,987	76%

Operating income (loss):
GAAP operating loss	$(206,019)	(37%)	$(157,271)	(47%)	$(602,517)	(41%)	$(563,007)	(67%)
Add: stock-based compensation-related charges	235,191		163,786		632,714		507,693
Add: amortization of acquired intangibles	11,088		1,922		26,676		5,650
Add: expenses associated with acquisitions and strategic investments	3,112		35		5,635		431
Non-GAAP operating income (loss)	$43,372	8%	$8,472	3%	$62,508	4%	$(49,233)	(6%)

Operating margin:
GAAP operating margin	(37%)		(47%)		(41%)		(67%)
Add: stock-based compensation-related charges as a % of revenue	42%		49%		43%		60%
Add: amortization of acquired intangibles as a % of revenue	2%		1%		2%		1%
Add: expenses associated with acquisitions and strategic investments as a % of revenue	1%		—%		—%		—%
Non-GAAP operating margin	8%		3%		4%		(6%)

Net income (loss):
GAAP net loss	$(201,442)	(36%)	$(154,856)	(46%)	$(590,042)	(40%)	$(547,795)	(66%)
Add: stock-based compensation-related charges(1)	235,191		163,786		632,714		507,693
Add: amortization of acquired intangibles	11,088		1,922		26,676		5,650
Add: expenses associated with acquisitions and strategic investments	3,112		35		5,635		431
Income tax expenses effect related to the above adjustments	(9,501)		(56)		(33,437)		70
Non-GAAP net income (loss)	$38,448	7%	$10,831	4%	$41,546	3%	$(33,951)	(5%)

Net income (loss) attributable to Snowflake Inc.:
GAAP net loss attributable to Snowflake Inc.	$(200,936)	(36%)	$(154,856)	(46%)	$(589,536)	(40%)	$(547,795)	(66%)
Add: stock-based compensation-related charges(1)	235,191		163,786		632,714		507,693
Add: amortization of acquired intangibles	11,088		1,922		26,676		5,650
Add: expenses associated with acquisitions and strategic investments	3,112		35		5,635		431
Income tax expenses effect related to the above adjustments	(9,501)		(56)		(33,437)		70
Adjustments attributable to noncontrolling interest, net of tax	(375)		—		(375)		—
Non-GAAP net income (loss) attributable to Snowflake Inc.	$38,579	7%	$10,831	4%	$41,677	3%	$(33,951)	(5%)

Net income (loss) per share attributable to Snowflake Inc. common stockholders - basic and diluted:
GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	$(0.63)		$(0.51)		$(1.86)		$(1.84)
Weighted-average shares used in computing GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	320,135		303,007		317,653		297,436

Non-GAAP net income (loss) per share attributable to Snowflake Inc. common stockholders - basic	$0.12		$0.04		$0.13		$(0.11)
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to Snowflake Inc. common stockholders - basic	320,135		303,007		317,653		297,436

Non-GAAP net income (loss) per share attributable to Snowflake Inc. common stockholders - diluted	$0.11		$0.03		$0.12		$(0.11)
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to Snowflake Inc. common stockholders - diluted(2)	359,850		357,882		359,010		297,436

Free cash flow and adjusted free cash flow:
GAAP net cash provided by operating activities	$79,277	14%	$15,538	5%	$328,323	22%	$31,281	4%
Less: purchases of property and equipment	(8,505)		(2,282)		(19,766)		(12,209)
Less: capitalized internal-use software development costs	(5,779)		(3,788)		(17,319)		(8,612)
Non-GAAP free cash flow	64,993	12%	9,468	3%	291,238	20%	10,460	1%
Add: net cash paid on payroll tax-related items on employee stock transactions(3)	52		12,058		13,893		37,267
Non-GAAP adjusted free cash flow	$65,045	12%	$21,526	6%	$305,131	21%	$47,727	6%
Non-GAAP free cash flow margin	12%		3%		20%		1%
Non-GAAP adjusted free cash flow margin	12%		6%		21%		6%

(1) Stock-based compensation-related charges included employer payroll tax-related expenses on employee stock transactions of approximately $4.6 million and $18.7 million for the three and nine months ended October 31, 2022, respectively, and $19.1 million and $47.4 million for the three and nine months ended October 31, 2021, respectively.

(2) For the periods in which we had non-GAAP net income, the weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted included the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These potentially dilutive securities were excluded from the weighted-average shares used in computing non-GAAP net loss per share attributable to Snowflake Inc. common stockholders - diluted when we were in a non-GAAP net loss position.

(3) The amounts for the three and nine months ended October 31, 2022 do not include employee payroll taxes of $51.7 million and $135.8 million, respectively, related to net share settlement of employee restricted stock units, which were reflected as cash outflows for financing activities. No equity awards were net settled prior to the nine months ended October 31, 2022.